Exhibit 23.2

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

February 17, 2026

ConocoPhillips
925 N. Eldridge Parkway
Houston, Texas 77079

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2025, under the “Part II” heading “Item 8. Financial Statements and Supplementary Data” and subheading “Reserves Governance” and under the “Part IV” heading “Item 15. Exhibits, Financial Statement Schedules” and subheading “Index to Exhibits,” and to the inclusion of our process review letter report dated February 17, 2026 (our Report), as an exhibit to ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the incorporation by reference of our Report in the Registration Statements filed by ConocoPhillips on Form S-3 (File No. 333-273658) and Form S-8 (File Nos. 333-98681, 333-116216, 333‑130967, 333-133101, 333‑159318, 333‑171047, 333-174479, 333-196349, 333-250183, 333-272065 and 333-280448).

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716